As filed with the Securities and Exchange Commission on April 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California	94-3133088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, CA	94545
(Address of Principal Executive Offices)	(Zip Code)

2005 Equity Incentive Plan

(Full title of the plan)

Igor Gonda, Ph.D.

President and Chief Executive Officer

3929 Point Eden Way

Hayward, CA 94545

(510) 265-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nancy E. Pecota Vice President of Finance, Chief Financial Officer 3929 Point Eden Way Hayward, CA 94545 (510) 265-9000	John W. Campbell III, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105-2482 (415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Shares of common stock, no par value per share, authorized for issuance under Aradigm Corporation’s 2005 Equity Incentive Plan	4,000,000	$0.119	$476,000	$64.93

(1)	Includes associated rights (the “Preferred Share Purchase Rights”) to purchase shares of Series A Junior Participating Preferred Stock, without par value per share, of Aradigm Corporation (the “Registrant”). The Preferred Share Purchase Rights are attached to shares of common stock, no par value per share (the “Common Stock”), of the Registrant in accordance with the Amended and Restated Rights Agreement, dated as of September 5, 2008 (the “Rights Agreement”), as amended from time to time, by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent. The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock, no par value per share, of the Registrant that become issuable under the Registrant’s 2005 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the bid and asked price of the Registrant’s common stock on April 15, 2013 as reported on the OTC Bulletin Board.

EXPLANATORY NOTE

At the 2012 Annual Meeting of Shareholders of Aradigm Corporation (the “Registrant”) held on May 25, 2012, the Registrant’s shareholders approved an amendment to the Registrant’s 2005 Equity Incentive Plan (as amended, the “Equity Incentive Plan”) to increase the aggregate number of shares of the Registrant’s common stock authorized for issuance under such plan by 4,000,000 shares to 17,218,638 shares (the “Equity Incentive Plan Amendment”). The Registrant’s Board of Directors previously adopted the Equity Incentive Plan Amendment, subject to shareholder approval, in March 2012.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by the Registrant for the purpose of registering the additional 4,000,000 shares of the Registrant’s common stock authorized for issuance under the Equity Incentive Plan, which additional shares are of the same class as those previously registered on the Registrant’s Registration Statements on Form S-8 filed on November 12, 1996 (Registration No. 333-15947), August 21, 1998 (Registration No. 333-62039), December 6, 1999 (Registration No. 333-92169), June 15, 2001 (Registration No. 333-63116), July 18, 2003 (Registration No. 333-107157), June 19, 2006 (Registration No. 333-135122), December 20, 2007 (Registration No. 333-148226), July 24, 2008 (Registration No. 333-152501) and September 24, 2010 (Registration No. 333-169580 (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference, except to the extent that any such document is deemed to be “furnished” and not “filed” in accordance with the Commission’s rules and regulations:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 27, 2013;

(b)	the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2013;

(c)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, including any amendments or reports filed with the Commission for the purpose of updating such description; and

(d)	the description of the rights under the Amended and Restated Rights Agreement, dated as of September 5, 2008, as amended from time to time, by and between the Registrant and ComputerShare Trust Company, N.A., as Rights Agent, filed as Exhibit 10.33 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 12, 2008, including any amendments or reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports or documents, except to the extent that any such document is deemed to be “furnished” and not “filed” in accordance with the Commission’s rules and regulations.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement on Form S-8:

Exhibit No.	Description	Filed Herewith or Incorporated by Reference

5.1	Opinion of Morrison & Foerster LLP	Filed herewith.

23.1	Consent of Morrison & Foerster LLP (included in its opinion filed herewith as Exhibit 5.1)	Filed herewith.

23.2	Consent of OUM & Co. LLP	Filed herewith.

24.1	Power of Attorney (included on signature page)	Filed herewith.

99.1	2005 Equity Incentive Plan, as amended.	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on the 16th day of April 2013.

ARADIGM CORPORATION

By:	/s/ Nancy E. Pecota
Name:	Nancy E. Pecota
Title:	Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Igor Gonda and Nancy E. Pecota, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Igor Gonda Igor Gonda	President, Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2013

/s/ Nancy E. Pecota Nancy E. Pecota	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2013

/s/ Virgil D. Thompson Virgil D. Thompson	Chairman of the Board and Director	April 16, 2013

/s/ Frank H. Barker Frank H. Barker	Director	April 16, 2013

/s/ Tamar D. Howson Tamar D. Howson	Director	April 16, 2013

/s/ John M. Siebert John M. Siebert	Director	April 16, 2013

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith or Incorporated by Reference

5.1	Opinion of Morrison & Foerster LLP	Filed herewith.

23.1	Consent of Morrison & Foerster LLP (included in its opinion filed herewith as Exhibit 5.1)	Filed herewith.

23.2	Consent of OUM & Co. LLP	Filed herewith.

24.1	Power of Attorney (included on signature page)	Filed herewith.

99.1	2005 Equity Incentive Plan, as amended.	Filed herewith.

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